Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of R.H. Donnelley Corporation for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of R.H. Donnelley Corporation as of the dates and for the periods expressed in the Report.

/s/ David C. Swanson David C. Swanson	/s/ Steven M. Blondy Steven M. Blondy
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer
May 8, 2009	May 8, 2009
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.